Xtant™ Medical Announces First Surgical Case of Atrix-C™ Cervical Allograft Interbody Spacer

Belgrade, MT, December 9, 2015 – Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medicine products and medical devices, today announced the first surgical case of the Atrix-C Cervical Allograft Interbody Spacer. This allograft spacer represents the first Xtant Medical product launched within the U.S., following the combination of Bacterin International, Inc. and X-spine Systems, Inc., highlighting the strategic focus on co-development product opportunities in the future.

The Atrix-C Cervical Allograft Interbody Spacer offers surgeons a structural allograft solution for anterior cervical discectomy fusion (ACDF). The implant is a precision milled cortical allograft, with a central opening for placement of a preferred biologic material for fusion, such as OsteoSponge®, and with an anatomically shaped footprint designed to help maximize surface area for structural support.

Dr. Alan Villavicencio, a neurosurgeon with the Boulder Neurosurgical and Spine Associates, performed the first ACDF procedure utilizing the Atrix-C Cervical Allograft Interbody Spacer this week. The surgery, performed at Boulder Community Hospital – Foothills Campus, in Boulder, CO, was to treat a patient with degenerative disc disease. "The case went well" stated Dr. Villavicencio. "The chamfered end on the Atrix-C Allograft Spacer allowed for easy insertion, while the trapezoidal shaped footprint fit the cervical anatomy well, and the cortical design with a center lumen provided a balance of structural support with ample fusion area."

"The Atrix-C Cervical Allograft Interbody Spacer expands the cervical product portfolio of Xtant Medical" said Dr. David Kirschman, Chief Scientific Officer and Executive Vice President of Xtant Medical. "The addition of Atrix-C now offers customers a cervical allograft solution in addition to the existing Calix® and Calix PC™ PEEK interbody spacers for the ACDF procedure. The Atrix-C Cervical Allograft Interbody Spacer was developed using the combined instrumentation expertise of X-spine and the orthobiologic expertise of Bacterin, and illustrates the value of the Xtant combination."

According to BioMedGPS market research, the milled, spinal construct market is expected to be $282M for 2015.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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